UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2013

WESTMOUNTAIN GOLD, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2186 S. Holly St., Suite 104, Denver, CO 80222
 (Address of principal executive offices including zip code)

(303) 800-0678
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2013, WestMountain Gold, Inc. (“WestMountain” or the “Company”) (OTCQB: WMTN), an emerging mineral exploration and development company, entered into the First Amendment to the Amended and Restated Secured Convertible Promissory Note with BOCO Investments, LLC, an existing lender to and shareholder in the Company. The First Amendment is effective August 1, 2013 and extends the due date under the September 17, 2012 Secured Convertible Promissory Note Agreement for $1,852,115 from July 31, 2013 to October 31, 2013.

The foregoing description of the Transaction is qualified in its entirety by reference to the complete terms and conditions of the First Amendment to Amended and Restated Secured Convertible Promissory Note, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Secured Convertible Promissory Note dated August 1, 2013 by and between WestMountain Gold, Inc. and BOCO Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Gold, Inc.

By:	/s/ Gregory Schifrin
Gregory Schifrin, CEO

August 30, 2013

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Secured Convertible Promissory Note dated August 1, 2013 by and between WestMountain Gold, Inc. and BOCO Investments, LLC.